Exhibit 2.1
Notice of Annual General Meeting 2009 Harmony Gold Mining Company Limited Incorporated in the Republic of South Africa Registration Number 1950/038232/06 (“Harmony” or “Company”) JSE Share code: HAR NYSE Share code: HMY ISIN Code: ZAE 000015228 Directors: Mr PT Motsepe* (Chairman) Mr GP Briggs (Chief Executive Officer) Mr F Abbott (Interim Chief Financial Officer) Mr JA Chissano*# Ms FFT De Buck* Dr CM Diarra* ## Mr KV Dicks* Dr DS Lushaba* Ms CE Markus* Mr MJ Motloba* Mr CML Savage* Mr AJ Wilkens* * Non-Executive; # Mozambican; and ## Mali/US Citizen Secretary: Ms NY Maluleke Please refer to the Annual Report 2009 for details of the Company’s directors and management, its major shareholders, material changes, contingencies, directors’ interests in securities, share capital and the Directors’ Responsibility Statement er to the Annual Report 2009 for details of the Company’s directors and management, its major shareholders, material changes, contingencies, directors’ interests in securities, share capital and the Directors’ Responsibility Statement

Notes:
1.	A certificated or “own name” dematerialised shareholder may insert the name of a proxy or the names of two alternate proxies of the certificated “own name” dematerialised shareholder’s choice in the space/s provided, with or without deleting “the chairman of the general meeting”; but any such deletion must be initialed by the certificated or “own name” dematerialised shareholder. The person whose name appears first on the form of proxy and who is present at the Annual General Meeting will be entitled to act as proxy to the exclusion of those whose names follow.
2.	A certificated or “own name” dematerialised shareholder’s instructions to the proxy must be indicated by the insertion of the relevant number of votes exercisable by that shareholder in the appropriate box provided. Failure to comply with the above will be deemed to authorise the proxy to vote or to abstain from voting at the general meeting as he/she deems fit in respect of all the certificated shareholders’ votes exercisable thereat. A certificated or “own name” dematerialised shareholder or his proxy is not obliged to use all the votes exercisable by the shareholder or by his proxy, but the total of the votes cast and in respect of which abstention is recorded may not exceed the total of votes exercisable by the certificated or “own name” dematerialised shareholder or by his/her proxy.
3.	This duly completed form of proxy must be received by the Company’s transfer secretaries, Link Market Services South Africa (Pty) Limited, 11 Diagonal Street, Johannesburg, 2001 (P.O. Box 4844, Johannesburg, 2000) or Capita Registrars, The Registry, 39 Beckenham Road, Beckenham, Kent, BR3 4TU, England, by 11h00 (SA time) on Thursday, 19 November 2009, 48 hours before the time fixed for the annual general meeting.
4.	The completion and lodging of this form of proxy will not preclude the relevant certificated or “own name” dematerialised shareholder from attending the general meeting and speaking and voting in person thereat to the exclusion of any proxy appointed in terms thereof.
5.	Documentary evidence establishing the authority of a person signing this form of proxy in a representative or other legal capacity must be attached to this form or proxy unless previously recorded by the Company’s transfer secretaries or waived by the chairman of the general meeting.
6.	Every person present and entitled to vote at the annual general meeting as a registered member or as a representative of a body corporate shall on a show of hands have one vote only, irrespective of the number of shares such person holds or represents, but in the event of a poll, such person or representative, will have one vote per share.
7.	Any alteration or correction made to this form of proxy must be initialed by the signatory/ies.
8.	Dematerialised shareholders other than those with “own name” registration who wish to attend the Annual General Meeting must request their Central Securities Depositary Participant (CSDP) or broker to provide them with a Letter of Representation or they must instruct their CSDP or broker to vote by proxy on their behalf in terms of the agreement entered into between the shareholders and their CSDP broker.

2 Harmony Notice of Annual General Meeting 2009
Notice to shareholders
Notice is hereby given that the Annual General Meeting of Harmony will be held on Monday, 23 November 2009 at 11h00 (SA time) at the Johannesburg Country Club, 1 Napier Road, Auckland Park, South Africa (see map), to consider and, if deemed fit, pass, with or without modification, the following ordinary resolutions:
Ordinary resolution number 1
Adoption of financial statements 2008/2009
“Resolved that the consolidated audited annual financial statements for the Company and its subsidiaries for the year ended 30 June 2009 be received and adopted.”
The reason for proposing ordinary resolution number 1 is to receive and adopt the consolidated annual financial statements of the Company and its subsidiaries for the last completed financial year. These are contained within the Annual Report.
Ordinary resolution number 2
Re-appointment of external auditors
“Resolved that the re-appointment of PricewaterhouseCoopers Inc. as the external auditors of the Company be and is hereby approved.”
The reason for proposing ordinary resolution number 2 is to approve the re-appointment of PricewaterhouseCoopers Inc. as the auditors of the Company.
Ordinary resolution number 3
Election of director
“Resolved that Mr HO Meyer, having been proposed by the Board and having indicated his willingness to serve, be and is hereby elected as a director of the Company.” (Mr HO Meyer’s curriculum vitae appears in the Annual Report under the heading “Management”).
The reason for proposing ordinary resolution number 3 is to approve the appointment of Mr HO Meyer as a director of the Company.
Ordinary resolution number 4
Re-election of director
“Resolved that Ms FFT De Buck, who retires in terms of the Company’s articles of association and who is eligible and available for re- election, be and is hereby re-elected as a director of the Company.” (Ms FFT De Buck’s curriculum vitae appears in the Annual Report under the heading “Board of Directors”).
The reason for proposing ordinary resolution number 4 is that Ms FFT De Buck retires as a director by rotation.
Ordinary resolution number 5
Re-election of director
“Resolved that Dr DS Lushaba, who retires in terms of the Company’s articles of association, and who is eligible and available for re-election, be and is hereby elected as a director of the Company.” (Dr DS Lushaba’s curriculum vitae appears in the Annual Report under the heading “Board of directors”).
The reason for proposing ordinary resolution number 5 is that Dr DS Lushaba retires as a director by rotation.
Ordinary resolution Number 6
Re-election of director
“Resolved that Mr MJ Motloba, who retires in terms of the Company’s articles of association and who is eligible and available for election, be and is hereby elected as a director of the Company.” (Mr MJ Motloba’ s curriculum vitae appears in the Annual Report under the heading “Board of directors”).
The reason for proposing ordinary resolution number 6 is that Mr MJ Motloba retires as a director by rotation.

Harmony Notice of Annual General Meeting 2009 3
Ordinary resolution number 7
Placing 10% of the authorised but unissued ordinary shares of the Company under the directors’ control
“Resolved that directors of the Company be and are hereby authorised as a general authority, to allot and issue, after providing for the requirements of the Harmony (2001) Share Option Scheme, the Harmony (2003) Share Option Scheme and the Harmony 2006 Share Option Scheme Plan, up to 10% of the authorised but unissued ordinary shares of 50 cents each in the share capital of the Company as at 30 June 2009, being 425 986 836 ordinary shares of 50 cents each, at such time or times to such person or persons or bodies corporate upon such terms and conditions as the directors may from time to time in their sole discretion determine, subject to the provisions of the Companies Act, 1973 (“Companies Act”), and the Listings Requirements of the Johannesburg Stock Exchange Ltd (“JSE Listing Requirements”).”
This ordinary resolution number 7 is required in order to comply with the provisions of section 221 of the Companies Act and has been limited to ensure that only 10% of the authorized but unissued share capital, as at 30 June 2009, be placed under the control of the directors.
Such general approval shall only be valid until the next annual general meeting of the Company. Such approval may, however, be varied, or revoked by any general meeting of the Company prior to such annual general meeting.
The reason for proposing ordinary resolution number 7 is that the directors consider it beneficial to enable the Company to take advantage of business opportunities which might arise in the future.
Ordinary resolution number 8
General issue of shares for cash
“Resolved that the directors of the Company be and are hereby authorised to allot and issue equity securities (including the grant or issue of options or convertible securities that are convertible into an existing class of equity securities) for cash (or the extinction of a liability, obligation or commitment, restraint(s), or settlement of expenses) on such terms and conditions as the directors may from time to time at their sole discretion deem fit, but subject to the following:
a)	the equity securities which are the subject of the issue for cash must be of a class already in issue, or where this is not the case, must be limited to such securities or rights that are convertible into a class already in issue;

b)	the equity securities must be issued to public shareholders, as defined in the JSE Listings Requirements, and not to related parties;

c)	securities which are the subject of general issues for cash:
i)	in the aggregate in any one financial year may not exceed 5% of the Company’s relevant number of equity securities, in issue of that class (for purposes of determining the securities comprising the 5% number in any one year, account must be taken of the dilution effect, in the year of issue of options/convertible securities, by including the number of any equity securities which may be issued in future arising out of the issue of such options/convertible securities);

ii)	of a particular class, will be aggregated with any securities that are compulsory convertible into securities of that class, and, in the case of the issue of compulsory convertible securities, aggregated with the securities of that class into which they are compulsory convertible;

iii)	as regards the number of securities which may be issued (the 5% number), shall be based on the number of securities of that class in issue added to those that may be issued in future (arising from the conversion of options/convertible securities), at the date of such application:
1)	less any securities of the class issued, or to be issued in future arising from options/convertible securities issued, during the current financial year;

2)	plus any securities of that class to be issued pursuant to:
aa)	a rights issue which has been announced, is irrevocable and is fully underwritten; or

bb)	an acquisition (which has had final terms announced) may be included as though they were securities in issue as at the date of application;
d)	the maximum discount at which equity securities may be issued is 10% of the weighted average traded price of such equity securities measured over the 30 business days prior to the date that the price of the issue is agreed between the Company and the party subscribing for the securities. The JSE will be consulted for a ruling if the Company’s securities have not traded in such 30-business-day period.
The approval of a 75% majority of the votes cast by shareholders present or represented by proxy at the annual general meeting is required for this resolution to be effective.
The reason for proposing ordinary resolution number 8 is that the directors consider it beneficial to enable the Company to take advantage of business opportunities which might arise in the future. The proposed authority is in compliance with the JSE Listings Requirements relating to general issues of shares for cash.

4 Harmony Notice of Annual General Meeting 2009
Ordinary resolution number 9
Remuneration of non-executive directors
“Resolved that the fees payable to non-executive directors be increased as follows:”
Non-executive directors’ fees (R000)

							Empowerment
							Remuneration
							Investment
	Board		Audit		Sustainability		Nomination		Technical
Committee	Chair	Director	Chair	Director	Chair	Director	Chair	Director	Chair	Director

FY09	650	140	140	70	120	60	90	45	120	60
FY10	700	150	150	75	130	65	98	50	130	65
The reason for proposing ordinary resolution number 9 is to ensure that directors’ remuneration remains competitive.
Voting and proxies
Each shareholder of Harmony who, being an individual, is present in person or by proxy, or, being a company, is represented at the general meeting is entitled to one vote on a show of hands. On a poll, each shareholder present in person or by proxy or represented shall have one vote for every share held by such shareholder. A shareholder entitled to attend and vote at the meeting may appoint one or more proxies to attend, speak and vote in his stead. A proxy need not be a shareholder of Harmony.
Certificated shareholders and ‘own name’ dematerialised shareholders who are unable to attend the general meeting, but wish to be represented thereat must complete and return the attached form of proxy to the transfer secretaries of Harmony, being Link Market Services South Africa (Proprietary) Limited or Capita Registrars, to reach them by no later than 11h00 (SA time) on Thursday, 19 November 2009. The completion of a form of proxy will not preclude a shareholder from attending, speaking and voting at the general meeting to the exclusion of the proxy so appointed.
Dematerialised shareholders, other than those who have elected ‘own name’ registration, who wish to attend the general meeting must request their Central Securities Depository Participant (CSDP) or broker to provide them with a letter of representation or must instruct their CSDP or broker to vote by proxy on their behalf in terms of the agreement entered into between the shareholder and its CSDP or broker.
By order of the Board
Harmony Gold Mining Company Limited

Ms NY Maluleke
Company Secretary
Randfontein, South Africa
26 October 2009
Finding your way to the annual general meeting:

Harmony Gold Mining Company Limited
Incorporated in the Republic of South Africa
Registration Number 1950/038232/06
(“Harmony” or the “Company”)
JSE share code: HAR; NYSE and Nasdaq share code: HMY; ISIN Code: ZAE 000015228
For use by certificated shareholders and ‘own name’ dematerialised shareholders of Harmony at an annual general meeting of Harmony to be held at 11:00 (SA time) on Monday, 23 November 2009, at the Johannesburg Country Club, 1 Napier Road, Auckland Park, South Africa, and any adjournment thereof.

I/We	(Name in block letters)

of	(Address)

being the holder/s of	shares in the Company, do hereby appoint:

1.	or failing him/her

2.	or failing him/her

3.	the chairman of the general meeting

as my/our proxy to act for me/us and on my/our behalf at the annual general meeting which will be held for the purpose of considering and, if deemed fit, passing, with or without modification, the ordinary resolutions to be proposed and at any adjournment thereof, and to vote for or against the resolutions and/or abstain from voting in respect of the shares registered in my/our name/s, in accordance with the instructions over the page under the heading ‘Notes’:

		For	Against	Abstain
Ordinary resolution 1 –	adoption of the consolidated annual financial statements for the financial year 2009

Ordinary resolution 2 –	re-appointment of PricewaterhouseCoopers Inc. as external auditors

Ordinary resolution 3 –	election of Mr HO Meyer as director

Ordinary resolution 4 –	re-election of Ms FFT De Buck as director

Ordinary resolution 5 –	re-election of Dr DS Lushaba as director

Ordinary resolution 6 –	re-election of Mr MJ Motloba as director

Ordinary resolution 7 –	placement of 10% of the authorised but unissued ordinary shares of the Company under the directors’ control

Ordinary resolution 8 –	general authority for directors to allot and issue equity securities for cash of up to 5%

Ordinary resolution 9 –	increase in non-executive directors’ fees

Signed at	on	2009

Signature

Assisted by me (where applicable)

Note:

1.	A shareholder entitled to attend and vote is entitled to appoint a proxy to attend, speak and vote in his/her stead. Such proxy need not also be a shareholder of the company.

2.	This form of proxy is not for use by holders of American Depositary Receipts issued by the Bank of New York Mellon.

3.	Please read the notes on the following page under the heading “Notes”.